EXHIBIT 12

FIRSTENERGY CORP.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Six Months Ended
	June 30,
	2006	2005
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$524,916	$319,795
Interest and other charges, before reduction for
amounts capitalized	347,830	336,644
Provision for income taxes	350,598	362,550
Interest element of rentals charged to income (a)	112,798	121,457
Earnings as defined	$1,336,142	$1,140,446

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest expense	$343,515	$326,358
Subsidiaries’ preferred stock dividend requirements	4,315	10,286
Adjustments to subsidiaries’ preferred stock dividends
to state on a pre-income tax basis	2,882	11,661
Interest element of rentals charged to income (a)	112,798	121,457
Fixed charges as defined	$463,510	$469,762

CONSOLIDATED RATIO OF EARNINGS TO FIXED
CHARGES	2.88	2.43

_____________________

(a)  Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

EXHIBIT 12

OHIO EDISON COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Six Months Ended
	June 30,
	2006	2005
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$123,039	$103,853
Interest and other charges, before reduction for
amounts capitalized	35,909	40,983
Provision for income taxes	73,337	148,073
Interest element of rentals charged to income (a)	44,831	50,744
Earnings as defined	$277,116	$343,653

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest on long-term debt	$26,564	$31,340
Other interest expense	9,034	8,265
Subsidiaries’ preferred stock dividend requirements	311	1,378
Adjustments to subsidiaries’ preferred stock dividends
to state on a pre-income tax basis	194	1,080
Interest element of rentals charged to income (a)	44,831	50,744
Fixed charges as defined	$80,934	$92,807

CONSOLIDATED RATIO OF EARNINGS TO FIXED
CHARGES	3.42	3.70

___________________

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

EXHIBIT 12

OHIO EDISON COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES PLUS
PREFERRED STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)

	Six Months Ended
	June 30,
	2006	2005
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$123,039	$103,853
Interest and other charges, before reduction for amounts capitalized	35,909	40,983
Provision for income taxes	73,337	148,073
Interest element of rentals charged to income (a)	44,831	50,744
Earnings as defined	$277,116	$343,653

FIXED CHARGES AS DEFINED IN REGULATION S-K PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS):
Interest on long-term debt	$26,564	$31,340
Other interest expense	9,034	8,265
Preferred stock dividend requirements	4,557	2,695
Adjustments to preferred stock dividends
to state on a pre-income tax basis	2,682	2,858
Interest element of rentals charged to income (a)	44,831	50,744
Fixed charges as defined plus preferred stock
dividend requirements (pre-income tax basis)	$87,668	$95,902
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS
(PRE-INCOME TAX BASIS)	3.16	3.58

___________________

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

EXHIBIT 12

JERSEY CENTRAL POWER & LIGHT COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Six Months Ended
	June 30,
	2006	2005
		Restated
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$73,986	$67,752
Add-
Interest and other charges, before reduction for
amounts capitalized	45,585	42,829
Provision for income taxes	62,190	55,939
Interest element of rentals charged to income (a)	3,474	3,665

Earnings as defined	$185,235	$170,185

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest on long-term debt	$36,467	$38,681
Other interest expense	9,118	4,148
Interest element of rentals charged to income (a)	3,474	3,665

Fixed charges as defined	$49,059	$46,494

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	3.78	3.66

_________________________

(a) Includes the interest element of rentals calculated at 1/3 of rental expense as no readily defined interest element can be determined.

EXHIBIT 12

JERSEY CENTRAL POWER & LIGHT COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES PLUS PREFERRED
STOCK DIVIDEND REQUIREMENTS

	Six Months Ended
	June 30,
	2006	2005
		Restated
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$73,986	$67,752
Add-
Interest and other charges, before reduction for
amounts capitalized	45,585	42,829
Provision for income taxes	62,190	55,939
Interest element of rentals charged to income (a)	3,474	3,665

Earnings as defined	$185,235	$170,185

FIXED CHARGES AS DEFINED IN REGULATION S-K PLUS PREFERRED
STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS):
Interest on long-term debt	$36,467	$38,681
Other interest expense	9,118	4,148
Preferred stock dividend requirements	250	250
Adjustment to preferred stock dividends
to state on a pre-income tax basis	210	206
Interest element of rentals charged to income (a)	3,474	3,665

Fixed charges as defined plus preferred stock dividend requirements
(pre-income tax basis)	$49,519	$46,950

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS
(PRE-INCOME TAX BASIS)	3.74	3.62

_________________________

(a) Includes the interest element of rentals calculated at 1/3 of rental expense as no readily defined interest element can be determined.

EXHIBIT 12

METROPOLITAN EDISON COMPANY
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Six Months Ended
	June 30,
	2006	2005
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$57,991	$32,139
Add-
Interest and other charges, before reduction for
amounts capitalized	23,255	22,621
Provision for income taxes	40,759	21,325
Interest element of rentals charged to income (a)	725	938

Earnings as defined	$122,730	$77,023

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest on long-term debt	$17,470	$18,945
Other interest expense	5,785	3,676
Interest element of rentals charged to income (a)	725	938

Fixed charges as defined	$23,980	$23,559

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	5.12	3.27

(a) Includes the interest element of rentals calculated at 1/3 of rental expense as no readily defined interest element can be determined.

EXHIBIT 12

PENNSYLVANIA ELECTRIC COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Six Months Ended
	June 30,
	2006	2005
	(Dollars in thousands)

EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$38,606	$27,221
Add-
Interest and other charges, before reduction for
amounts capitalized	22,135	19,738
Provision for income taxes	28,518	18,940
Interest element of rentals charged to income (a)	1,567	1,672

Earnings as defined	$90,826	$67,571

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest on long-term debt	$13,916	$14,882
Other interest expense	8,219	4,856
Interest element of rentals charged to income (a)	1,567	1,672

Fixed charges as defined	$23,702	$21,410

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	3.83	3.16

_________________________

(a) Includes the interest element of rentals calculated at 1/3 of rental expense as no readily defined interest element can be determined.